EXHIBIT 10.5.2

SECOND AMENDMENT TO

MORTGAGE PARTNERSHIP FINANCE®

SERVICES AGREEMENT

THIS SECOND AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made as of the 19th day of May, 2000, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Services Agreement dated as of April 30, 1999, and amended by a First Amendment dated May 8, 2000 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE Program available to members of the Pittsburgh Bank; and

WHEREAS, the parties desire to amend the Agreement to change the MPF Provider’s interest in any Designated Loans purchased pursuant to the Specified MCs (hereinafter defined), and to permit, for any given Business Day, exercise of either a “100 % liquidity option” for all Delivery Commitments issued by the Pittsburgh Bank, or a “variable liquidity option” solely for Delivery Commitments for the Specified MCs, as set forth in this Amendment. Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1. The Agreement is hereby amended with respect to the Specified MCs only, but not with respect to any other Master Commitments, by amending Section 7.1.1. by inserting a subsection heading “(a)” at the beginning of the text (following the heading) and by adding the following as a new subsection (b):

(b) In lieu of the Designated Loans provided for in Section 7.1.1. (a) above, the Pittsburgh Bank shall have the right to change the participation percentage to be transferred to the MPF Provider with respect to Designated Loans by notifying the MPF Provider, not later than 9:00 a.m. Central Time, on a given Business Day of the participation percentage to be between 26% and 100% (“Designated Percentage Interest”) with respect to any Delivery Commitments issued with respect to the Specified MCs for that Business Day (“Designated Delivery Commitments”). The MPF Provider hereby agrees to acquire the Designated Percentage Interest in the Program Loans purchased under Designated Delivery Commitments issued pursuant to the Specified MCs (also called “Designated Loans”). Any notice of Designated Percentage Interest must be given to the MPF Provider in writing, whether electronically or by facsimile or as otherwise provided for giving notices under the Agreement (or may be given telephonically if confirmed in writing in electronic or paper format), and shall also specify the percentage interest(s) of any participating MPF Banks in the Designated Loans under the Designated Delivery Commitments (provided such MPF Bank has executed an authorization to the MPF Provider to administer its participation in the Designated Loans). The MPF Provider’s participation interest in the Program Loans purchased under Designated Delivery Commitments shall be pursuant to the Liquidity Option MPF Participation Agreement dated as of April 30, 1999, as the same may be amended from time to time.

2. The Agreement is hereby amended with respect to the Specified MCs only, and not with respect to any other Master Commitments, by adding the following definition to Article I:

“Specified MCs” shall mean either or both of, as the context requires, (i) the Master Commitment the Pittsburgh Bank entered into with Chase Manhattan Bank USA, National Association, Number 7193, dated April 11, 2000 for up to $ 10 billion, and (ii) the Master Commitment the Pittsburgh Bank entered into with Travelers Bank & Trust, FSB, Number 7213, dated May 8, 2000 for up to $ 6 billion.

3. The Agreement is hereby amended with respect to the Specified MCs only, and not with respect to any other Master Commitments, by adding the following sentence to the end of Section 5.12.:

Without limiting the foregoing, the Pittsburgh Bank may grant the Federal Home Loan Bank of New York (“New York Bank”) the right to transfer participation interests in Program Loans the New York Bank acquires from the Pittsburgh Bank to any members of the New York Bank.

4. Except for the amendments contained herein, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Kenneth L. Gould	By:	/s/ Craig C. Howie
Name:	KENNETH L. GOULD	Name:	CRAIG C. HOWIE
Title:	EXECUTIVE VICE PRESIDENT	Title:	SENIOR VICE PRESIDENT

2